UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 31, 2017

HIGHPOWER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34098	20-4062622
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building A1, Luoshan Industrial Zone, Shanxia, Pinghu, Longgang, Shenzhen, Guangdong, 518111, China

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(86) 755-89686238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On August 31, 2017, Wenliang Li, a member of the Board of Directors of Highpower International, Inc. (the “Company”), entered into trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Rule 10b5-1 permits an individual who is not then in possession of material nonpublic information to establish a prearranged plan to buy or sell stock at a specific price in the future, regardless of any subsequent material nonpublic information.

Under the plan, Mr. Li intends to sell no more than 800,000 shares of Company common stock from time to time for a period until June 30, 2018. Shares will be sold under the plan on the open market at prevailing market prices, subject to minimum price thresholds.. Mr. Li currently beneficially owns 2,089,745 shares of Company common stock. This plan will facilitate the orderly sale of common stock for Mr. Li’s personal financial planning purposes with the goal of minimizing any market impact and avoiding any concerns about the timing of the transactions. The trading plan was adopted during an "open window" in accordance with guidelines specified by Rule 10b5-1 and as permitted by the Company's insider trading policy. Transactions under the plan will be disclosed in Form 144 and Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2017	Highpower International, Inc.

	/s/	Sunny Pan
	By:	Sunny Pan
	Its:	Chief Financial Officer